UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☐ Soliciting Material Pursuant to §240.14a-12

MIDDLEFIELD BANC CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2005

Dear Shareholders:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Middlefield Banc Corp. The meeting will be held on Wednesday, May 11, 2005, 1:00 p.m. local time at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The attached Notice of Annual Meeting of Shareholders and proxy statement discuss the business to be conducted at the meeting.

     Your vote is important, regardless of the number of shares you own. Please read the enclosed proxy statement and then complete, sign, and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person, but it will ensure that your vote is counted.

     Thank you for your attention to this important matter.

Sincerely,

Donald D. Hunter
Chairman of the Board

15985 East High Street, P.O. Box 35 • Middlefield, Ohio 44062 • 440/632-1666 • 888/801-1666 • 440/632-1700 (FAX) • www.middlefieldbank.com

Notice of Annual Meeting of Shareholders
Proxy Statement
SUMMARY COMPENSATION TABLE
OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 2004
AGGREGATED OPTIONS/STOCK APPRECIATION RIGHTS EXERCISED IN 2004 AND FISCAL YEAR-END 2004 OPTIONS/STOCK APPRECIATION RIGHT VALUES
Audit Committee Charter

Middlefield Banc Corp.

15985 East High Street
P.O. Box 35
Middlefield, Ohio 44062
(440) 632-1666

Notice of Annual Meeting of Shareholders

     Notice is hereby given that the 2005 Annual Meeting of Shareholders of Middlefield Banc Corp. will be held at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio, on Wednesday, May 11, 2005, at 1:00 p.m. local time.

     A proxy and a proxy statement for the 2005 Annual Meeting are enclosed. The purpose of the Annual Meeting is to consider and act upon —

1)	election of four directors to serve until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified,

2)	approval of a proposal to amend Middlefield’s Second Amended and Restated Articles of Incorporation to increase authorized shares of common stock from 5,000,000 to 10,000,000 shares,

3)	ratification of the Board’s appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2005, and

4)	such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting. Any action may be taken on the foregoing proposals at the 2005 Annual Meeting on the date specified or on any date or dates to which the Annual Meeting may be adjourned or postponed. The record date for determining shareholders entitled to notice of and to vote at the meeting is March 23, 2005.

     You are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

By Order of the Board of Directors,

Nancy C. Snow
Secretary

Middlefield, Ohio
April 4, 2005

IMPORTANT: PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING

Thank you for acting promptly

Middlefield Banc Corp.
15985 East High Street
P.O. Box 35
Middlefield, Ohio 44062
(440) 632-1666

Proxy Statement

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Middlefield Banc Corp. (“Middlefield”), an Ohio corporation, of proxies to be voted at the 2005 Annual Meeting of Shareholders and at any adjournment or postponement thereof. The Annual Meeting will be held on Wednesday, May 11, 2005, at 1:00 p.m. local time, at the Grandview Inn, 13404 Old State Road, Middlefield, Ohio. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about April 4, 2005.

Purpose of the Meeting

     At the Annual Meeting, we will ask Middlefield shareholders to (i) elect four directors to serve until the 2008 Annual Meeting or until their successors are elected and qualified, (ii) approve an amendment to Middlefield’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock that may be issued from 5,000,000 to 10,000,000 shares, and (iii) ratify the appointment of Middlefield’s independent auditor.

Voting and Revocation of Proxies

     Proxies solicited hereby may be used at the Annual Meeting only and will not be used for any other meeting. Proxies solicited by the Board will be voted in accordance with the directions given. If no instructions are given, proxies will be voted in favor of the proposals set forth in this proxy statement.

     Shareholders who execute proxies retain the right to revoke them at any time before completion of the Annual Meeting, but revocation will not affect a vote previously taken. You may revoke a proxy by —

•	attending the Annual Meeting and advising Middlefield’s Secretary that you intend to vote in person (but your attendance at the Annual Meeting will not constitute revocation of a proxy),

•	giving a subsequent proxy relating to the same shares, or

•	filing with the Secretary at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy.

     A written notice revoking a proxy should be delivered to Ms. Nancy C. Snow, Secretary, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Unless revoked, the shares represented by proxies will be voted at the Annual Meeting.

Record Date and Outstanding Shares; Quorum

     If you were a shareholder at the close of business on March 23, 2005, you are entitled to vote at the Annual Meeting. As of March 23, 2005, there were 1,270,937 shares of Middlefield common stock issued and outstanding. When present in person or by proxy at the Annual Meeting, the holders of a majority of the shares of Middlefield common stock issued and outstanding and entitled to vote will constitute a quorum for the conduct of business at the meeting.

Vote Required

     Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise.

     Directors are elected by a plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected. The affirmative vote of a majority of the total shares issued and outstanding is required to approve the proposal to adopt the amendment to Middlefield’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock.

Abstentions and Broker Non-Votes

     Abstention may be specified on all proposals except the election of directors. Although they are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors. However, abstentions and broker non-votes have the same effect as votes against amending the Second Amended and Restated Articles of Incorporation because this proposal will not be adopted unless approved by the affirmative vote of a majority of all shares outstanding.

Voting Securities and Principal Holders

     No person is known by Middlefield to own beneficially more than 5% of the outstanding common stock. The following table shows the beneficial ownership of Middlefield common stock on March 23, 2005, by –

•	each director and director nominee and each executive officer identified in the Summary Compensation Table, and

•	all directors, nominees, and executive officers as a group.

     For purposes of the table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named or they are shared with members of his or her household. Shares deemed to be outstanding for purposes of computing “Percent of stock” are calculated on the basis of 1,270,937 shares outstanding, plus the number of shares each individual has the right to acquire within 60 days.

	Shares		Shares acquirable within
	beneficially		60 days by exercise of	Percent of
Directors, nominees and named executive officers	owned		options (1)	stock
Thomas G. Caldwell, President and Chief Executive Officer	10,176	(2)	9,010	1.5%
Richard T. Coyne	3,244	(3)	500	(11)
Frances H. Frank	7,880	(4)	1,827	(11)
Jay P. Giles	766	(5)	3,885	(11)
Thomas C. Halstead	9,971	(6)	1,377	(11)
George F. Hasman	6,830		1,377	(11)
James R. Heslop, II, Executive Vice President and Chief Operating Officer	1,329	(7)	8,431	(11)
Donald D. Hunter, Chairman of the Board	8,135	(8)	1,827	(11)
James J. McCaskey	516	(9)	0	(11)
Martin S. Paul	141		1,827	(11)
Donald L. Stacy, Chief Financial Officer and Treasurer	478		3,885	(11)
Carolyn J. Turk	465		0	(11)
Donald E. Villers	8,954		1,314	(11)
Other executive officers (4 people)	2,022	(10)	14,161	1.3%

All directors, nominees, and executive officers as a group (17 people)	60,907		49,421	8.4%

(1)	Options granted under Middlefield’s 1999 Stock Option Plan. Options granted under the plan vest and become exercisable one year after the grant date and have ten-year terms.

(2)	Includes 121 shares held by Mr. Caldwell as custodian for his minor children. The remaining shares are held jointly with spouse.

(3)	Includes 156 shares held by Mr. Coyne’s spouse.

(4)	Includes 4,649 shares held by Mrs. Frank’s spouse. Mrs. Frank disclaims beneficial ownership of shares held by her spouse.

(5)	Includes 248 shares held in trust. The remaining shares are held by Mr. Giles individually.

(6)	Includes 3,375 shares held by Mr. Halstead’s spouse and her trust.

(7)	Includes 149 shares held by Mr. Heslop as custodian for his minor children.

(8)	Includes 573 shares held by First United Methodist Church, for which Mr. Hunter acts as trustee.

(9)	Includes 97 shares held by jointly with spouse and 420 shares held by spouse in spouse’s retirement account.

(10)	Includes 4,119 shares held by Mr. Villers’ spouse, 2,842 shares held jointly with children, and 246 shares held by spouse and children.

(11)	Does not exceed 1%.

Corporate Governance

     Middlefield periodically reviews its corporate governance policies and procedures to ensure that Middlefield meets the highest standards of ethical conduct, reports with accuracy and transparency, and maintains full compliance with laws, rules, and regulations that govern Middlefield’s operations. As part of the corporate governance process, the Board reviews and adopts corporate governance policies and practices for Middlefield.

     Middlefield has adopted a Code of Conduct that is designed to promote the highest standards of ethical conduct by Middlefield’s directors, executive officers, and employees. The Code of Conduct requires that Middlefield’s directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Middlefield’s best interest. Under the terms of the Code of Conduct, directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. In addition, Middlefield has adopted a Code of Ethics for Financial Professionals, which applies to Middlefield’s principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions for Middlefield. The Code of Ethics for Financial Professionals is available on Middlefield’s website at www.middlefieldbank.com.

     As a mechanism to encourage compliance with the Code of Conduct and Code of Ethics for Financial Professionals, Middlefield has established procedures to receive, retain, and address complaints received regarding accounting, internal accounting controls, or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

First Proposal — Election of Directors

     According to Article III, Section 2, of Middlefield’s regulations, the Board may consist of no fewer than five and no more than 25 directors, the precise number being fixed or changed from time to time within that range by the Board or by majority vote of shareholders acting at an annual meeting. Currently, the number of directors is fixed at eleven. For purposes of the 2005 Annual Meeting, Directors Frank, Halstead, McCaskey, and Villers have been recommended by the Corporate Governance and Nominating Committee for re-election to the Board, and the Board has nominated such persons to serve as directors for three-year terms ending at the 2008 Annual Meeting of Shareholders, or until their successors are elected and qualified.

			Current
Four director nominees and		Director	term
seven continuing directors	Age	since	expires	Principal occupation in the last 5 years
Nominees for the Term Ending in 2008

Frances H. Frank	57	1995	2005	Mrs. Frank is the Secretary and Treasurer of The Frank Agency, Inc., a general insurance agency located in Middlefield, Ohio

Thomas C. Halstead	73	1988	2005	Mr. Halstead is co-owner of Settlers Farm, a retail shopping area located in Middlefield, Ohio. He previously was owner of Settlers Collections, a retail gift outlet

James J. McCaskey	41	2004	2005	Mr. McCaskey is the President of McCaskey Landscape & Design, LLC, a design-build landscape development company. Previously, he was the Vice President of Sales for the Pattie Group, also a design-build landscape development company, with which he had been employed for seventeen years

Donald E. Villers	71	1987	2005	Mr. Villers is retired, having previously served as a superintendent with Copperweld Steel, from which he retired after 31 years of service

Seven Continuing Directors

George F. Hasman	79	1989	2006	Retired, Mr. Hasman served as President of Middlefield until October 2000 but did not serve on a full-time basis. He previously served as Chairman and President of The Twinsburg Banking Company, which was sold to FirstMerit Corporation in 1982

James R. Heslop, II	51	2001	2006	Executive Vice President and Chief Operating Officer of the bank since 1996, Mr. Heslop became Executive Vice President and Chief Operating Officer of Middlefield on October 30, 2000. He became a director of the bank in July 1999 and a director of Middlefield on November 19, 2001. From July 1993 until joining the bank in April 1996, Mr. Heslop was a director, President, and Chief Executive Officer of First County Bank in Chardon, Ohio, an institution with total assets exceeding $40 million. First County Bank is an affiliate of FNB Corporation of Hermitage, Pennsylvania

Martin S. Paul	61	1999	2006	Mr. Paul has served as President of Paul Feed & Supply Co., Inc. in Garrettsville, Ohio, since 1970. Mr. Paul is also a partner in real estate and real estate development partnerships

Thomas G. Caldwell	47	1997	2007	Mr. Caldwell is President and Chief Executive Officer of Middlefield and the bank. Mr. Caldwell served as Vice President of Middlefield until October 2000, when he became its President and CEO

Richard T. Coyne	69	1997	2007	Mr. Coyne is the General Manager of Jaco Products, a production plastics component manufacturer located in Middlefield, Ohio

Donald D. Hunter	76	1977	2007	Mr. Hunter serves as Chairman of the Board of each of Middlefield and the bank. He is co-owner of H&H Hardware, Inc. in Middlefield, Ohio

Carolyn J. Turk	48	2004	2007	Ms. Turk is the Controller of Molded Fiber Glass Company and a licensed CPA

     Directors of Middlefield also serve as directors of The Middlefield Banking Company. However, directors of the bank are elected annually and do not serve staggered terms. All of Middlefield’s directors are expected to be nominated and elected to serve as directors of the bank for the following year.

     There are no family relationships among any of Middlefield’s directors or executive officers. No director or executive officer of Middlefield serves as a director of (1) a company with a class of securities registered under or that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, or (2) any investment company registered under the Investment Company Act of 1940.

     The Board has determined that all of the current directors and director nominees are independent under the recently amended listing standards of the Nasdaq Stock Market, Inc., except for Messrs. Caldwell and Heslop.

     Board Committees. The standing committees of Middlefield’s Board are the corporate governance and nominating committee, the compensation committee, and the audit committee.

     Corporate Governance and Nominating Committee. In February of 2004, Middlefield approved the charter and guidelines of the corporate governance and nominating committee. The charter was revised in February 2005 to increase the director retirement age to 75 and to make the 1,000 share ownership requirement for directors adjust automatically based on changes in the shares outstanding. A current copy of the charter and guidelines are available on Middlefield’s website at www.middlefieldbank.com. A copy of the charter and guidelines are also available in print to shareholders upon request, addressed to Middlefield’s Secretary, Ms. Nancy C. Snow, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. Members of the committee are appointed by the Board. The committee is composed of Directors Hasman (chairman of the committee), Coyne, and Frank, all of whom are considered by the Board to be independent directors within the meaning of Nasdaq Rule 4200(a)(15). The corporate governance and nominating committee met 2 times in 2004.

     The corporate governance and nominating committee recommends to the Board the slate of director nominees to be proposed by the Board for election by the shareholders, any director nominees to be elected by the Board to fill interim director vacancies, and the directors to be selected for membership on and chairmanship of the committees of the Board. In addition, this committee addresses general corporate governance matters on behalf of the Board and reviews with the Board, on an annual basis, the requisite skills and criteria for new Board members. The committee also reviews the composition and function of the Board as a whole.

     Several factors are considered by the committee when selecting individuals to be nominated for election to the Board. A candidate must meet any qualification requirements set forth in any corporate governance documents such as the committee’s charter and/or guidelines. A candidate must also not have been subject to certain criminal or regulatory actions. The committee considers the following criteria in selecting nominees: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the communities in which Middlefield does business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to Middlefield’s needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election to the Board, the committee considers and reviews an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.

     Middlefield’s corporate governance guidelines require a director to beneficially own at least 1,000 shares of Middlefield stock within three years of becoming a director. The 1,000 share ownership requirement is adjusted in the event of any change in outstanding shares subsequent to the adoption of the guidelines by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure or shares of Middlefield. Directors currently serving on Middlefield’s Board have two years from the adoption of the February 2005 guidelines to acquire the prerequisite number of shares. Middlefield’s corporate governance guidelines also establish a director retirement age. Upon reaching the age of 75, directors may serve on the Board until their term ends. Middlefield directors may not stand for re-election after their 75th birthday.

     The committee will consider nominees for the Board of Directors recommended by stockholders. A shareholder may submit a nomination for director by following the procedures specified in Article III, section 4, of Middlefield’s regulations. Among other things, these procedures require that the shareholder deliver to Middlefield’s Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of Middlefield common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 60 days before the date corresponding to the date on which Middlefield’s proxy materials were mailed to shareholders for the previous year’s annual meeting, and no more than

120 days before that date. A nomination made by a shareholder who does not comply with these procedures will be disregarded.

     To identify nominees, the committee relies on personal contacts as well as its knowledge of members of the local communities. The committee also considers director candidates recommended by stockholders in accordance with the policies and procedures set forth above. The committee determines whether a candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. Middlefield has not previously used an independent search firm to identify nominees. Directors of the bank will be elected and nominated solely by Middlefield’s and the bank’s Board of Directors.

     Compensation Committee. The compensation committee establishes the compensation of the senior executive officers of Middlefield and the bank. Middlefield approved a compensation committee charter in April of 2004 to help establish compensation policies that will enable Middlefield to attract, motivate, and retain high quality leadership. In 2004, the members of Middlefield’s compensation committee and the bank’s compensation committee were Directors Frank (chair of the committee), Hunter, McCaskey, Paul, and Villers. Middlefield’s compensation committee met once in 2004.

     Audit Committee. The audit committee appoints Middlefield’s independent public auditor, reviews and approves the audit plan and fee estimate of the independent public auditor, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of Middlefield’s accounting policies and financial and accounting management, supervises Middlefield’s internal auditor, and reviews and approves the annual financial statements. The audit committee has the authority to engage separate legal counsel and other advisors, as necessary, to execute its duties. The members of Middlefield’s audit committee are Directors Coyne (chair of the committee), Halstead, Hasman, and Turk. The audit committee met three times in 2004. Ms. Turk only attended one of the three meetings because she was not appointed to the audit committee until her May 2004 election to the Board.

     Middlefield’s Board adopted a written charter for the Audit Committee in August 2001. The charter is reviewed on an annual basis, and was modified in December 2004 to reflect recent law changes and regulatory proposals under the Sarbanes-Oxley Act of 2002. A copy of the audit committee charter is attached as Appendix A to this proxy statement.

     Audit Committee Independence. Middlefield believes that none of the directors who serve on the audit committee have a relationship with Middlefield or the bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. The Board, in its business judgment, has determined that all members of the Audit Committee meet the current independence requirements of the Nasdaq Stock Market and applicable rules and regulations of the Securities and Exchange Commission, and that Mr. Coyne and Ms. Turk satisfy the requirements for an “audit committee financial expert” promulgated by the SEC.

     Audit Committee Report. The audit committee has submitted the following report for inclusion in this proxy statement –

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004, and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, A.C., Middlefield’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with S.R. Snodgrass, A.C. the independent auditors’ independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in Middlefield’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Richard T. Coyne	Thomas C. Halstead
George F. Hasman	Carolyn J. Turk, CPA

     Board and Committee Meetings. Middlefield’s Board held eight meetings in 2004. The individuals who served in 2004 as directors of Middlefield attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which he or she served.

     The Board encourages directors to attend the Annual Meeting of Shareholders. All of Middlefield’s directors who served in 2004 attended Middlefield’s 2004 Annual Meeting of Shareholders.

     Director Compensation. In 2004, Middlefield directors received compensation of $200 for each meeting attended. The Chairman of the Board received additional annual compensation of $2,400. Under Middlefield’s 1999 Stock Option Plan, options to acquire 1,157 shares of Middlefield common stock at an exercise price of $27.43 per share were granted effective June 14, 1999, to each Middlefield director who was not also a full-time officer or employee of Middlefield or the bank. The share amount and the exercise price are adjusted for the August 14, 2000 two-for-one stock split and the June 14, 2002, December 12, 2003, and December 1, 2004 5% stock dividends. The 1999 Stock Option Plan provides for an automatic grant of options on similar terms to any other nonemployee director elected or appointed after the May 12, 1999 adoption of the 1999 Stock Option Plan but during the term of the plan. In December 2000, each of Middlefield’s seven non-employee directors received an additional grant of options to acquire 450 shares, exercisable at $20.73 per share (adjusted for subsequent stock dividends). In December 2002, each of Middlefield’s nonemployee directors received an option representing the right to acquire 221 shares at $25.85 per share (adjusted for subsequent stock dividends). In May 2004, Directors McCaskey and Turk received options to acquire 1,157 shares of Middlefield common stock at $31.67 (adjusted for subsequent stock dividend) after being elected as directors at the 2004 annual meeting.

     Directors are also entitled to life insurance benefits under the bank’s group term life insurance program, paying benefits ranging from $10,000 to $30,000 to the director’s beneficiaries if the director dies while in service to the bank.

     The Middlefield Banking Company entered into director retirement agreements with each nonemployee director in 2001, other than Directors McCaskey and Turk. The agreements are intended to encourage existing directors to remain directors of the bank, assuring the bank that it will have the benefit of the directors’ experience and guidance in the years ahead. Middlefield and the bank believe it is necessary and appropriate to reward director service with a competitive compensation package, including Board fees and post-retirement benefits. The agreements provide directors with a retirement benefit that Middlefield considers modest.

     For retirement on or after the normal retirement age estimated for each director, ranging from ages 71 to 78, the director retirement agreements provide for an annual benefit for ten years in an amount equal to 25% of the final average annual fees earned by the director in the three years before retirement. However, no benefits are payable unless the director has served as a director for at least five years, including years of service before the director retirement agreements were entered into. If a director terminates service before his or her estimated normal retirement age for reasons other than death or disability, he or she will receive over a period of ten years a payment based upon the retirement-liability balance accrued by The Middlefield Banking Company at the end of the year before the year in which the director’s service terminated. However, no benefits are payable in the case of early termination unless the director is at least 55 years of age and has served as a director for at least five years, including years of service before the director retirement agreements were entered into. If a director becomes disabled before his or her estimated normal retirement age, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by The Middlefield Banking Company at the end of the year before the year in which disability occurred. If a change in control occurs and a director’s service terminates within 12 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the bank at the end of the year before the year in which termination occurred. For this purpose, the term “change in control” means —

•	a merger in which Middlefield’s shareholders end up with less than 50% of the resulting company’s voting stock, or

•	a beneficial ownership report is required to be filed under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 15% or more of Middlefield’s voting securities, or

•	during any period of two consecutive years, individuals who constitute Middlefield’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the Board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period, or

•	Middlefield sells substantially all of its assets to a third party, including sale of The Middlefield Banking Company.

     No benefits are payable under the director retirement agreements to a director’s beneficiaries after the director’s death. The director retirement agreements of Directors Frank, Halstead, Hunter, and Villers provide that The Middlefield Banking Company shall also obtain and maintain health insurance coverage for the lifetime of those directors and their spouses if the coverage can be obtained on commercially reasonable terms. A director forfeits all benefits under the director retirement agreement if he or she is not nominated for reelection because of the director’s neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant bank policies, or if the director is removed by order of the FDIC.

     Director Indemnification. At the 2001 Annual Meeting of Shareholders, the shareholders approved the form and use of indemnification agreements for directors. Middlefield entered into indemnification agreements with each director that allow directors to select the most favorable indemnification rights provided under — (1) Middlefield’s Second Amended and Restated Articles of Incorporation or Regulations in effect on the date of the indemnification agreement or on the date expenses are incurred; (2) state law in effect on the date of the indemnification agreement or on the date expenses are incurred; (3) any liability insurance policy in effect when a claim is made against the director or on the date expenses are incurred; and (4) any other indemnification arrangement otherwise available. The agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s role as Middlefield’s director, officer, employee, agent or when serving as Middlefield’s representative with respect to another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director’s obligation to repay those advances if it is determined later that the director is not entitled to indemnification.

The Board of Directors recommends a vote “FOR” election of Messrs. Halstead, McCaskey, and Villers, and Ms. Frank to serve as directors until the 2008 Annual Meeting or until their successors are elected and qualified

     Executive Officers. The executive officers of Middlefield and the bank who do not also serve as Middlefield directors are —

Name	Age	Principal occupation in the last 5 years
Jay P. Giles	55	Mr. Giles is Senior Vice President — Senior Commercial Lender. He joined the bank in September 1998, having previously served as Vice President and Senior Commercial Lender at Huntington National Bank in Burton, Ohio, since 1985

Teresa M. Hetrick	41	Ms. Hetrick is Senior Vice President — Operations/Administration. Ms. Hetrick served as Vice President and Secretary of First County Bank in Chardon, Ohio, before joining the bank in December 1996

Jack L. Lester	59	Mr. Lester is Vice President — Compliance and Security Officer. He joined the bank in August 1990 as a loan officer and has served in his current position since 1991

Name	Age	Principal occupation in the last 5 years
Nancy C. Snow	70	Ms. Snow is Secretary of Middlefield and Vice President, Secretary, and Branch Manager of the bank. She has been with the bank since 1979, and has served in her current capacities since the mid-1980s

Donald L. Stacy	51	Mr. Stacy joined the bank in August 1999 and serves as its Senior Vice President and Chief Financial Officer. On October 30, 2000, he was appointed as the Treasurer and Chief Financial Officer of Middlefield. He previously served for 20 years with Security Dollar Bank and Security Financial Corp. in Niles, Ohio, where he was Senior Vice President and Treasurer

Alfred F. Thompson, Jr	45	Mr. Thompson is the bank’s Vice President — Senior Retail Lender. Mr. Thompson has been with the bank since March 1996. He was promoted from loan officer to Assistant Vice President in 1997, and promoted again to his current position in 1998. Before joining the bank, Mr. Thompson served as Loan Officer in the Small Business Group of National City Bank, Northeast

     Executive Compensation. The following table shows compensation for services in all capacities for the fiscal years ended December 31, 2004, 2003, and 2002 for the President and Chief Executive Officer and for the other executive officers whose salary and bonus exceeded $100,000 during 2004. None of Middlefield’s executive officers receives any cash remuneration from Middlefield. All of the cash remuneration reflected in the table was paid by the bank. Because Middlefield’s business is expected to consist for the foreseeable future of acting merely as the holding company for The Middlefield Banking Company, Middlefield expects that no separate cash compensation will be paid to officers of Middlefield in addition to compensation paid to them by The Middlefield Banking Company.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
					($)	(#)
				($)	Restricted	Securities	($)	($)
Name and		($)	($)	Other Annual	Stock Awards	Underlying	LTIP	All Other
Principal Position	Year	Salary (1)	Bonus (2)	Compensation	(5)	Options	Payouts	Compensation
Thomas G. Caldwell	2004	$181,920	$49,506	$1,271 (3)	$3,525	2,000	—	$4,950	(6)
President and Chief	2003	$159,508	$28,712	(4)	$—	3,307	—	$4,307
Executive Officer	2002	$129,900	$—	(4)	$—	1,653	—	$3,453

James R. Heslop, II	2004	$146,100	$26,000	$1,271 (3)	$3,525	2,000	—	$3,250	(6)
Executive Vice	2003	$131,661	$17,462	(4)	$—	3,307	—	$2,328
President and Chief	2002	$119,650	$—	(4)	$—	1,653	—	$2,105
Operating Officer

Jay P. Giles	2004	$101,000	$12,121	$1,168 (3)	$3,525	1,000	—	$3,030	(6)
Senior Vice President -	2003	$99,500	$9,950	(4)	$—	2,205	—	$2,985
Senior Commercial	2002	$98,000	$—	(4)	$340	1,102	—	$2,776
Lender of the bank

Donald L. Stacy	2004	$97,500	$11,579	$1,271 (3)	$3,525	1,500	—	$2,925	(6)
Chief Financial Officer	2003	$85,000	$9,562	(4)	$—	2,205	—	$2,550
and Treasurer	2002	$82,000	$—	(4)	$340	1,102	—	$2,470

(1)	Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) plan. Also includes fees for service as a director of Middlefield or the bank.

(2)	Bonus represents annual incentive plan distributions.

(3)	Represents tax gross-up payment to compensate for taxes imposed on the 100 share restricted stock award.

(4)	Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.

(5)	Restricted stock awarded in 2004 to all listed officers consists of 100 shares valued at $35.25 on the date of grant. The restricted shares all vest in one year. At the end of 2004, Messrs. Caldwell, Heslop, Giles, and Stacy each held 100 shares of restricted stock having a value of $3,675 (based on the $36.75 market price of Middlefield common stock on December 31, 2004). Shares of restricted stock earn dividends and dividend equivalents at the same rate as the dividends paid to stockholders.

(6)	Represents matching contributions under the bank’s 401(k) plan. The value of life insurance benefits for the named executive officers is not reflected in the Summary Compensation Table. See “Executive Survivor Income Agreements” and “Group Term Life Insurance” below.

     Stock Option Plan. Middlefield’s 1999 Stock Option Plan provides for the grant of options to acquire a maximum of 132,972 shares of common stock. The 1999 Stock Option Plan also allows for the grant of stock appreciation rights, restricted stock, and performance unit awards. Options granted under the plan can be either incentive stock options or non-qualified stock options. Options to acquire 65,377 shares of Middlefield common stock were issued and outstanding as of March 23, 2005.

     Under the stock option plan, qualified stock options — also commonly known as incentive stock options or ISOs — may be granted to Middlefield or bank officers and employees, and non-qualified stock options may be granted to directors, officers, and employees. No individual may be granted options to acquire more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. Similarly, all non-employee directors as a group may be granted options to acquire no more than 20% of the total shares acquirable by exercise of options that may be granted under the plan. The stock option plan has a ten-year term, and it provides that options to acquire no more than 10% of the total shares acquirable under the plan may be granted in any one year. The plan is administered by a committee of at least 2 nonemployee directors.

     A qualified stock option, or ISO, is an option that satisfies the terms of Section 422 of the Internal Revenue Code of 1986. All other options granted under the stock option plan are non-qualified options, also known as NQSOs. All options granted to officers and employees under the plan to date are ISOs, and all options granted to non-employee directors are NQSOs. The exercise price of ISOs must be no less than the fair market value of the shares on the date of grant (or 110% of fair market value in the case of any ISO grant to a holder of more than 10% of Middlefield’s common stock), and the exercise price of NQSOs must be no less than book value at the end of the most recent fiscal year.

     The committee administering the stock option plan determines the vesting schedule of stock options. All stock options granted to date become fully exercisable one year after the date of grant. Options granted under the plan are not transferable except by will or the laws of descent and distribution, and are exercisable during the option grantee’s lifetime by the option grantee only. Exercisable options not exercised within three months after termination of the option holder’s service expire, except in the case of the option holder’s death, in which case they expire after one year. If the option holder’s service is terminated for cause, all of his options expire immediately. However, unexercisable options become fully exercisable if a tender offer for Middlefield common stock occurs or if Middlefield’s shareholders approve an agreement whereby Middlefield ceases to be an independent, publicly owned company or whereby Middlefield agrees to sale of substantially all of its assets. If a merger occurs and Middlefield is not the surviving entity, option holders have the right to receive in exchange for the value of their options the cash or other consideration paid in the merger.

     Awards of restricted stock may also be granted to Middlefield or bank officers and employees pursuant to the 1999 Stock Option Plan. The restricted stock is subject to such restrictions as the committee may impose including, without limitation, any limitation to the right to vote a restricted a share of restricted stock, or the right to receive any dividend or other right or property associated with the stock. Middlefield granted 884 shares of restricted stock during 2004. The restricted stock grants become fully vested after one year.

     The following table shows stock option grants by Middlefield in 2004 to the individuals identified in the Summary Compensation Table above. No stock appreciation rights have been granted under the stock option plan.

OPTIONS/STOCK APPRECIATION RIGHTS GRANTED IN 2004

Individual grants					Potential realizable value at
	Number of	Percent of total			assumed annual rates of stock
	securities	options granted to	Exercise		price appreciation for option
	underlying options	employees in fiscal	price per		term
Name	granted	year	share	Expiration date	5%	10%
Thomas G. Caldwell	2,000	16.95%	$35.25	December 13, 2014	$44,337	$112,359

James R. Heslop, II	2,000	16.95%	$35.25	December 13, 2014	$44,337	$112,359

Jay P. Giles	1,000	8.47%	$35.25	December 13, 2014	$22,169	$56,179

Donald L. Stacy	1,500	12.71%	$35.25	December 13, 2014	$33,253	$84,269

AGGREGATED OPTIONS/STOCK APPRECIATION RIGHTS EXERCISED IN 2004
AND FISCAL YEAR-END 2004 OPTIONS/STOCK APPRECIATION RIGHT VALUES

     The following table shows the number of shares of Middlefield common stock acquired in 2004 or acquirable by option exercise by the individuals named in the Summary Compensation Table. The table also indicates the extent to which the options were exercisable at December 31, 2004, as well as the approximate value of the options based on the estimated fair market value of Middlefield common stock on December 31, 2004.

			Number of securities underlying
			unexercised options at fiscal year		Value of unexercised in-the-money
	Shares acquired		end		options at fiscal year end (1)
Name	on exercise	Value realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas G. Caldwell	- 0 -	—	9,010	2,000	$104,483	$3,000

James R. Heslop, II	- 0 -	—	8,431	2,000	$98,704	$3,000

Jay P. Giles	- 0 -	—	3,885	1,000	$40,323	$1,500

Donald L. Stacy	- 0 -	—	3,885	1,500	$40,323	$2,250

(1) The value of unexercised options equals the value of a share acquirable by exercise of an option at December 31, 2004, less the exercise price per share, multiplied by the number of shares acquirable by exercise of the options. Middlefield common stock is not actively traded and is not authorized for quotation or trading on any exchange or on Nasdaq. Solely for purposes of the table and for no other purpose, Middlefield estimated the per share market value of its common stock on December 31, 2004, at $36.75. This is an estimate only and does not necessarily reflect actual transactions in Middlefield common stock. The estimate does not necessarily reflect the price shareholders could obtain upon sale of their stock or the price at which shares of Middlefield common stock may be acquired. The estimate should not be taken to represent management or the Board’s estimate of the intrinsic value or appropriate market value of the common stock.

     Retirement Plan. Neither Middlefield nor the bank maintains a defined benefit or actuarial plan providing retirement benefits for officers or employees based on actual or average final compensation. The bank maintains a section 401(k) employee savings and investment plan for substantially all employees and officers of the bank who have more than one year of service. The bank’s contribution to the plan is based on 50% matching of voluntary contributions, up to 6% of compensation. An eligible employee may contribute up to 15% of his or her salary. Employee contributions are vested at all times. Bank contributions are fully vested after 6 years, vesting in 20% annual increments beginning with the second year.

     Annual Incentive Plan. In 2003, the bank adopted an annual incentive plan designed to reward employees with additional cash compensation if certain objectives are achieved. The objectives are tied to the strategic and financial plans of the bank and address the areas of profitability, growth, asset quality, and customer service. Each employee has pre-determined goals and is provided with an update on the achievement of those goals on a quarterly basis. The plan may be terminated by the Board at any time. All employees are eligible to receive a payout under the plan. Distributions under the plan are made in the first quarter of the year if the established goals are achieved in the preceding year.

     Severance Agreements. Neither the bank nor Middlefield has written employment agreements with officers. Middlefield entered into severance agreements with six officers on November 28, 2001, including Messrs. Caldwell, Heslop, and Stacy. Messrs. Caldwell and Heslop’s 2001 severance agreements were amended in August of 2003 to increase the lump sum cash severance payment from two times the executives’ annual compensation to 2.5 times annual compensation, without modifying any other provisions of these agreements. Mr. Giles and another officer also entered into severance agreements in August of 2003. The initial term of the severance agreement is three years, renewing each year for an additional one-year term unless the Board determines that the executive has not met the requirements and standards of the Board and that the term therefore will not be extended.

     The severance agreements provide that the executive will be entitled to severance compensation if two conditions are satisfied —

1)	a change in control occurs during the agreement’s term, and

2)	the executive is involuntarily terminated within two years after the change in control or the executive voluntarily terminates employment for “good reason” within two years after the change in control.

     The severance compensation will be paid in a lump sum in cash within five days after termination of the executive’s employment. The amount of the severance compensation is two and a half times Messrs. Caldwell and Heslop’s annual compensation, and two times Mr. Giles’ and Mr. Stacy’s annual compensation. This means the executive’s (1) base salary at the time of the change in control or at the time of termination of employment, whichever amount is higher, and (2) average bonus and incentive compensation in the three years preceding the year in which the change in control occurred. The severance compensation is not discounted to present value. The executive is also entitled to continued life, health, and disability insurance coverage for 24 months, and accelerated vesting of benefits under benefit plans. Middlefield has also agreed to pay up to $500,000 of legal fees incurred by the executives associated with the interpretation, enforcement, or defense of their rights under the severance agreements if Middlefield initiates the legal proceeding but the executive prevails.

     The term “change in control” can be defined in a variety of ways from one corporation to the next and from one benefit plan to the next. A “change in control” is defined under the severance agreement in a manner identical to the way a “change of control” is defined under the director retirement agreements entered into between Middlefield and nonemployee directors. See “Director Compensation” above on pages 7 and 8.

     If the executive terminates employment for “good reason” within two years after a change in control, the executive will be entitled to severance benefits just as if he or she were terminated involuntarily and without cause. Under the severance agreements, “good reason” includes the following without the executive’s written consent- (i) an adverse change in the executive’s status, title, position, or responsibilities, (ii) a reduction in the executive’s annual compensation, ( iii) a material reduction in the executive’s benefits under employee benefit plans, (iv) the merger of Middlefield with another entity, or Middlefield transfers substantially all of its assets, or liquidates, unless the successor entity assumes all obligations under the severance agreements, or (v) a relocation of the executive’s principal place of employment outside of Middlefield, Ohio.

     For a limited time after a change in control, the executive would also be entitled to severance compensation under the agreements if he or she terminates employment voluntarily with or without good reason. The period during which an executive may terminate employment for any reason or for no reason without forfeiting severance benefits begins 12 months after the change in control and continues for a period of 90 days. An executive terminated for cause is entitled to no severance compensation.

     Executive Survivor Income Agreements. In June 2003, The Middlefield Banking Company entered into executive survivor income agreements with various officers, including Messrs. Caldwell, Giles, Heslop, and Stacy. The total death benefit payable to Mr. Caldwell’s beneficiaries if he dies in active service to the bank is $471,741, the benefit payable to Mr. Giles’ beneficiaries is $262,861, the benefit payable to Mr. Heslop’s beneficiaries is $368,970, and the benefit payable to Mr. Stacy’s beneficiaries is $222,619. For their death after terminating active service with the bank, the death benefit for Mr. Caldwell’s beneficiaries is $471,741, $131,430 for Mr. Giles’ beneficiaries, $368,970 for Mr. Heslop’s beneficiaries, and $111,309 for Mr. Stacy’s beneficiaries. The benefit is payable if the officer who entered into the executive survivor income agreement dies in active service to the bank or if the officer previously terminated service with the bank —

•	as a result of disability,

•	by voluntary termination after having reached age 55 with 10 years of service to the bank,

•	by retirement at the normal retirement age of 65,

•	within 12 months after a change in control, if the officer’s termination of service was involuntary but without cause or voluntary but with good reason. For this purpose, good reason can exist if any of a number of adverse employment actions affecting the officer are taken after a change in control, such as a reduction in the officer’s salary or authority or relocation of the bank’s offices. As defined in the executive survivor income agreements, the term “change in control” is identical to the way a “change of control” is defined under both the director retirement agreements entered into between Middlefield and nonemployee directors and the severance agreements entered into between Middlefield and officers. See “Director Compensation” above on pages 7 and 8 and “Severance Agreements” above on page 12.

     Benefits payable under the executive survivor income agreements are not funded. The executive survivor income agreements represent the mere promise on the bank’s part to pay benefits, which will be paid from the bank’s general assets. To assure itself of funds sufficient to pay the promised death benefits, the bank purchased insurance on the four officers’ lives, through a single premium payment. The bank owns the policies and is the sole beneficiary. Of the total premium paid for insurance on the various officers’ lives, $495,873 is attributable to insurance purchased on the life of Mr. Caldwell, $502,412 is attributable to insurance purchased on the life of Mr. Giles, $447,351 is attributable to insurance on the life of Mr. Heslop, and $333,890 is attributable to insurance purchased on the life of Mr. Stacy. The premium amounts are not reflected in the Summary Compensation Table. The bank expects that the policies’ death benefits will be sufficient to allow the bank to pay all benefits promised under the executive survivor income agreements and to recover in full the entire premium paid.

     Group Term Life Insurance. Bank officers also have life insurance benefits under a group term life insurance program, paying benefits to the officer’s beneficiaries if the officer dies while employed by the bank, up to the lesser of (1) twice the officer’s annual salary at the time of death or (2) $140,000.

     Comparative Performance Graph. The graph below compares the cumulative total shareholder return on Middlefield common stock to the cumulative total return of the Nasdaq Total US Index and the SNL $100M — 500M OTC-BB and Pink Banks index for which bid prices or trades are reported in the “pink sheets” of the National Quotation Bureau, LLC, a static paper-quotation medium printed weekly and distributed to broker/dealers, or on the OTC Bulletin Board, an electronic, screen-based market maintained by the National Association of Securities Dealers, Inc.’s subsidiary, NASD Regulation, Inc. The following comparison covers the period from June 15, 2001, the day Middlefield’s common stock became registered under section 12 of the Securities Exchange Act of 1934, to December 31, 2004. The graph assumes that $100 was invested on June 15, 2001 and that all dividends were reinvested.

COMPARISON OF THE CUMULATIVE TOTAL RETURN
OF
MIDDLEFIELD BANC CORP.,
THE SNL $100M — $500M OTC-BB AND PINK BANKS INDEX,
AND THE NASDAQ — TOTAL US
FROM JUNE 15, 2001, TO DECEMBER 31, 2004

	Period Ending
Index	06/15/01	12/31/01	12/31/02	12/31/03	12/31/04

Middlefield Banc Corp.	100.00	93.20	117.28	133.40	170.18
NASDAQ Composite	100.00	79.18	54.44	82.09	89.60
SNL $100M-$500M OTC-BB and Pink Banks	100.00	107.36	128.79	174.83	211.44

(1) Middlefield is not among the approximately 4,000 companies included in the NASDAQ - Total US index. The SNL Securities $100M — $500M OTC-BB and Pink Banks Index is a market-weighted index that includes commercial banks and bank holding companies with total assets between $100 million and $500 million, whose stocks trade over-the-counter on the OTC Bulletin Board or in the National Quotation Bureau, LLC’s pink sheets. Middlefield Banc Corp. is included in the SNL $100M — $500M OTC-BB and Pink Banks Index.

     Middlefield common stock is traded very infrequently. Although there is no established market for the common stock, bid prices are quoted from time to time under the symbol “MBCN” on the National Quotation Bureau, LLC’s pink sheets.

     Compensation Committee Report. Middlefield’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which consists entirely of independent members. The members of the compensation committee in 2004 were Directors Frank, Hunter, McCaskey, Paul, and Villers, with Director

Frank acting as chair of the committee. The compensation program is designed to enable Middlefield to attract, motivate, and retain quality executive officers by providing a fully competitive and comprehensive compensation package. In its design and administration of the executive compensation program, the Committee’s objectives are as follows:

•	to link executive compensation rewards to increases in shareholder value, as measured by positive long-term operating results and a continued strengthening of Middlefield’s financial condition;

•	to provide incentives for executive officers to work towards achieving successful annual results as a step in achieving Middlefield’s long-term operating results and strategic objectives;

•	to correlate, as closely as possible, executive officers’ receipt of compensation with the attainment of specific performance objectives;

•	to maintain a competitive mix of total executive compensation benefits, with particular emphasis on awards related to increases in long-term shareholder value; and

•	to facilitate stock ownership through the granting of stock options.

In an effort to fulfill these objectives, the Committee has made the determination that there should be three specific components of executive compensation- base salary, a cash bonus plan, and a stock option plan designed to provide long-term incentives through the facilitation of Middlefield stock ownership.

     Establishment of Executive Compensation Program and Procedures

     Beginning in 2003, the Compensation Committee has utilized the services of Meyer-Chatfield, Inc., a compensation consulting firm, to make recommendations regarding Middlefield’s executive compensation program. The recommendations of Meyer-Chatfield are reviewed by the Committee.

     For each executive officer, the Committee is responsible for the establishment of base salary, as well as the award level for the annual incentive plan, both of which are subject to approval by the independent directors. The Committee is also responsible for the award level and administration of the stock option program for executive officers, as well as recommendations regarding other executive benefits and plans, subject to the same approval process. In reviewing the individual performance of the named executive officers whose compensation is detailed in this Proxy Statement (i.e., those executive officers whose salary and bonus exceeded $100,000 during 2004), the Committee takes into account the views of the Chief Executive Officer of Middlefield. In evaluating the Chief Executive Officer’s performance for 2004, the Committee reviewed reports submitted by each director and reported its determination directly to the independent members of the board.

     As an overall evaluation tool in determining levels of compensation for the Middlefield executive officers, as well as for the Chief Executive Officer, the Committee reviews the compensation policies of other public companies, as well as published financial industry salary surveys, particularly the survey published by the Ohio Bankers’ League. Although the Committee has not established a specific comparison group of bank holding companies for determination of compensation, those listed in the salary surveys that share one or more common traits with Middlefield, such as asset size, geographic location, and financial returns on assets and equity, are given more weight.

     Components of Named Executive Officer Compensation

     For 2004, the executive compensation program for the named executive officers consisted of four primary components- (a) a base salary, (b) incentive compensation under the bank’s Annual Incentive Plan, (c) executive benefits, such as life insurance and stock options/grants, and (d) benefits that are generally available to all employees. These components are discussed in further detail below.

Base Salary. The performance and base salary of each named executive officer are reviewed annually basis. Base salary is determined primarily by evaluating the individual officer’s level of responsibility for the position, comparing the position to similar positions within Middlefield and by comparing salaries in the salary surveys for executives with similar experience and responsibilities outside of Middlefield.

The Chief Executive Officer provides written evaluations on each of the named executive officers to the Committee. These written assessments include a review of the performance of the named executive officers for both personal and corporate goals. The goals are both qualitative and quantitative in nature and are aligned with each officer’s job responsibilities. The Committee then established the base salary for the named executive officers based upon this performance review as well as upon Middlefield’s overall performance during the preceding year. No specific weight value was placed upon any factors by the Committee.

Incentive Compensation. Incentive compensation includes two programs- the award of cash bonuses through the Annual Incentive Plan and the award of stock options and restricted stock. Awards under Middlefield’s incentive plans are determined by the Committee and approved by the Board.

Cash Incentive Compensation. Beginning in 2003, The Middlefield Banking Company established an Annual Incentive Plan that is open to all employees. Incentives paid under the plan are based on objective criteria tied to the financial performance of the bank established prior to the beginning of the year. The performance targets focus on the Return on Average Equity (“ROE”) of the bank. Also included as targets are individual performance goals. An incentive bonus for the named executive officers depends upon two basic factors: (a) the position held by the named executive officer, which establishes a maximum cash incentive available based upon a percentage of the officer’s base salary (10 — 30% for Mr. Caldwell, 10 — 20% for Mr. Heslop, and 7.5 — 12.5% for Messrs. Giles and Stacy) and (b) the extent to which the performance targets, including return on equity, have been met or exceeded.

Stock Options. The Committee believes that stock options are an important element of compensation because they encourage key employees to remain with Middlefield by providing them with a long-term interest in Middlefield’s overall performance. As such, stock options provide an incentive to manage with a view toward maximizing long-term shareholder value. Stock option grants provide an incentive for the creation of shareholder value since the full benefit of the grant to each named executive officer can only be realized with an appreciation in the price of Middlefield’s Common Stock.

Option grants provide the right to purchase shares of Middlefield’s Common Stock at the fair market value on the date of grant. Stock options are granted pursuant to the 1999 Stock Option Plan. In determining the level of options awards, the Committee does not use any specific formula, but takes into consideration the criteria used for the Annual Incentive Plan, as well as individual performance.

Restricted Stock. In 2004, Middlefield granted restricted stock to the named executive officers and certain other executive officers. These grants are partially in response to the expensing of stock option costs, and partially to create more performance based incentives. The restricted stock is subject to such restrictions as the stock option plan committee may impose including, without limitation, any limitation to the right to vote a restricted a share of restricted stock, or the right to receive any dividend or other right or property associated with the stock. Middlefield may continue this usage of restrictive stock in the future for these individuals.

     Compensation of the Chief Executive Officer. Thomas G. Caldwell has served as the Chief Executive Officer of the Company since October 30, 2000. Mr. Caldwell’s base salary for 2004 was determined by the Committee through an assessment of the financial performance of Middlefield and his overall performance as a leader of Middlefield. The various management and performance categories are not weighted, but are designed to assess Mr. Caldwell’s leadership abilities. The Committee also reviewed information from Meyer-Chatfield to determine if there were any overall trends in the financial services industry regarding compensation of chief executive officers that would suggest any adjustments to the amounts to be paid to Mr. Caldwell. The Committee believes that base salary is generally competitive and has targeted the 50th percentile of a peer group level for the base salary. Included within the peer group are other similarly situated financial institutions with assets of $200 — $500 million. Based on these factors, the Committee established Mr. Caldwell’s 2004 annual base salary at $145,000. Mr. Caldwell also received bonus compensation under the Annual Incentive Plan, as well as stock options and a restricted stock grant in 2004.

     The Committee believes that the Company’s executive compensation program serves Middlefield and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to Middlefield’s long-term success.

     The qualifying compensation regulations issued by the Internal Revenue Service under Internal Revenue Code section 162(m) provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to a covered employee to the extent that the remuneration exceeds $1.0 million for the applicable taxable year, unless certain conditions are satisfied. Salary and bonus amounts deferred by executives are not subject to section 162(m). Currently, remuneration is not expected to exceed $1.0 million for any employee. Therefore, compensation should not be affected by the qualifying compensation regulations. The compensation committee and Middlefield’s Board of Directors intend to maintain executive compensation within the section 162(m) deductibility limits, but could permit compensation exceeding the section 162(m) limits in the future.

     The foregoing report has been respectfully furnished by the members of the Compensation Committee.

Frances H. Frank, Chair
Donald D. Hunter
James J. McCaskey
Martin S. Paul
Donald E. Villers

     Compensation Committee Interlocks and Insider Participation. None of the members of the compensation committee has served as an officer or employee of Middlefield or the bank. Director Frank is Secretary and Treasurer of The Frank Agency, Inc., a general insurance agency located in Middlefield. Mrs. Frank’s spouse is the principal executive officer of The Frank Agency, Inc. The Middlefield Banking Company has from time to time purchased and expects to continue to purchase insurance through The Frank Agency, Inc., including directors and officers liability insurance, blanket bond coverage, and pension and welfare benefits insurance. The Frank Agency, Inc. receives commissions and fees for its service as insurance agent for these purchases. The Middlefield Banking Company also pays fees for miscellaneous benefit plan-related administrative services provided by The Frank Agency, Inc. During 2004, fees and premiums for insurance purchased through The Frank Agency, Inc. did not exceed $60,000. Fees and premiums to be paid by The Middlefield Banking Company for insurance purchased through The Frank Agency, Inc. in 2005 are not expected to exceed $60,000.

     Directors and executive officers of Middlefield and the bank, and their associates, were customers of and had banking transactions with the bank in the ordinary course of business in 2004. Middlefield expects that these relationships and transactions will continue in the future. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features. Loans and commitments to lend included in these transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by Middlefield or the bank. Senior Vice President Jay Giles was a director of a local non-profit housing corporation that has two loans that exceed $600,000 in the aggregate from the bank.

Second Proposal — Proposed Amendment to the Second Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares

     The Board has approved and determined to submit to Middlefield’s shareholders a proposal to amend Middlefield’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000 shares. As of March 23, 2005, there were 1,270,937 shares of common stock issued and outstanding.

     The Board believes that the balance of shares of common stock remaining available for issuance is insufficient both to enable Middlefield to provide for its stock option plans and to ensure that Middlefield has ample authorized shares to take advantage of business opportunities that may arise. Examples of opportunities that might arise include an acquisition involving issuance of Middlefield stock in exchange for the stock of another entity, issuance of Middlefield stock to stockholders of another entity as merger consideration, or issuance of Middlefield stock in a public or private equity financing for the purpose of raising additional equity capital. Additional authorized shares may also be used for other corporate purposes, such as supporting stock option or employee stock purchase plans, or issuance of shares in a stock split or stock dividend.

     Authorized but unissued shares generally may be issued by the Board without the need for stockholder approval, except as may be required by law or by Middlefield’s Second Amended and Restated Articles of Incorporation. The holders of the shares of Middlefield common stock are not entitled to preemptive rights to purchase or have offered to them any shares of common stock, whether now or hereafter authorized. Although the proposed amendment would increase the shares of common stock available for issuance, the directors currently have no specific plans to issue additional shares, and no public or private equity financing or potential acquisition or merger is currently under consideration.

     The Board believes that an increase in the number of authorized shares of Middlefield common stock would not significantly impact any attempt to gain control of Middlefield. It is possible, however, that the availability of authorized but unissued shares of Middlefield common stock could discourage third parties from attempting to gain such control since the Board could authorize the issuance of shares of common stock in a private placement or otherwise to one or more persons. Such an issuance of shares of common stock could dilute the voting power of a person attempting to acquire control of Middlefield, increase the cost of acquiring such control, or otherwise hinder such efforts.

     It is proposed that Article Fourth of Middlefield’s Second Amended and Restated Articles of Incorporation be amended to read as follows:

“The maximum number of shares the Corporation shall have authority to issue and to have outstanding at any time shall be Ten Million (10,000,000) shares of common stock, without par value. Each share of Common Stock shall be equal to every other share of Common Stock. The holders thereof shall have such rights as are provided by law and, except as otherwise provided herein or as required by law, shall be entitled to one vote for each whole share held by them upon all matters presented to shareholders. The shares of Common Stock may be issued in whole or fractional shares.”

     The proposed amendment of Middlefield’s Second Amended and Restated Articles of Incorporation will be adopted if it is approved by the affirmative vote of holders of common stock possessing a majority of the voting power of Middlefield’s outstanding shares of common stock. Unless contrary instructions are given by a shareholder, his or her proxy will be voted in favor of amending the Second Amended and Restated Articles of Incorporation to increase authorized shares of common stock. Abstentions and shares not voted by the holder will have the practical effect of a vote against amending the Second Amended and Restated Articles of Incorporation. If the proposal to increase Middlefield’s authorized shares of common stock is approved by shareholders, the amendment to Middlefield’s Second Amended and Restated Articles of Incorporation will become effective after the amendment is filed with the Secretary of State of Ohio.

The Board of Directors recommends a vote FOR amending the Second Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock

Third Proposal — Ratification of Appointment of Independent Auditor

     Middlefield’s independent auditor for the year ended December 31, 2004, was S.R. Snodgrass, A.C. The Audit Committee has selected, subject to shareholder ratification, S.R. Snodgrass, A.C. to be Middlefield’s independent auditor for the fiscal year ending December 31, 2005. We expect one or more representatives of S.R. Snodgrass, A.C. to be present at the Annual Meeting. The representative of S.R. Snodgrass, A.C. will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

     The following table sets forth the fees paid to S.R. Snodgrass, A.C. for services provided during fiscal years 2004 and 2003:

	2004		2003
Audit Fees (1)		$57,398		$56,102
Audit-Related Fees (2)	$		$
Tax Fees (3)		$9,671		$9,073
All Other Fees (4)		$4,123	$

Total		$71,192		$65,175

(1)	Audit fees consist of fees for professional services rendered for the audit of Middlefield’s financial statements and review of financial statements included in Middlefield’s quarterly reports and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent fees for professional services that are reasonably related to the performance of the audit or review of Middlefield’s financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of compliance fees for preparation of original tax returns.

(4)	All other fees consist of a cost feasibility study for a new facility.

     The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a budget. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

     Auditor Independence. The audit committee of the Board believes that the non-audit services provided by S.R. Snodgrass, A.C. are compatible with maintaining the auditor’s independence. To the best of Middlefield’s knowledge, none of the time devoted by S.R. Snodgrass, A.C. on its engagement to audit Middlefield’s financial statements for the year ended December 31, 2004 is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, A.C.

The Board of Directors recommends a vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C. as Middlefield’s independent auditor for the fiscal year ending December 31, 2005

Shareholder Proposals

     The proxy is solicited by management and confers discretionary authority to vote on any matters that properly come before the Annual Meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2005 Annual Meeting, the persons named as proxies will vote thereon in accordance with their best judgement.

     Shareholders desiring to submit proposals for inclusion in Middlefield’s proxy materials for the 2006 Annual Meeting must submit the proposals to Middlefield at its executive offices no later than December 5, 2005. We will not include in our proxy statement or form of proxy for the 2006 Annual Meeting a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by Securities and Exchange Commission regulations.

     If a shareholder intends to present a proposal at the 2006 Annual Meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting, the shareholder must give advance notice to Middlefield. According to Article I, section 8, of Middlefield’s regulations, the shareholder must give notice at least 60 days but no more than 120 days before the date in 2006 corresponding to the mailing date of this proxy statement for the 2005 Annual Meeting. This proxy statement is being mailed to shareholders on or about April 4, 2005. Accordingly, a shareholder who desires to present a proposal at the 2006 Annual Meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should provide notice of the proposal to Middlefield no earlier than December 5, 2005, and no later than February 3, 2006. If the shareholder fails to do so, Middlefield’s management will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in Middlefield’s proxy materials. Shareholders who desire to submit a proposal for the 2006 Annual Meeting without seeking to include the proposal in Middlefield’s proxy materials for that meeting should refer to Article I, section 8, of Middlefield’s regulations for information concerning the procedures for submitting proposals, including information required to be provided by shareholders submitting proposals.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Middlefield’s directors and executive officers, as well as any persons who own more than 10% of a registered class of Middlefield’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Middlefield stock. Based solely on review of the copies of such reports furnished to Middlefield and written representations to Middlefield, to Middlefield’s knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004, except that Director Villers did not report until March 19, 2004, a transfer of 3,303 shares of Middlefield common stock to his spouse that occurred on February 20, 2004.

General

     The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies a choice for a proposal to be acted upon, the proxy will be voted in accordance with his or her specifications. If no choice is specified, the proxy will be voted FOR election of the nominees identified herein, FOR the proposal to amend Middlefield’s Second Amended and Restated Articles of Incorporation to increase the number of authorized shares, and FOR ratification of Middlefield’s independent auditor.

     The Board is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

     The cost of solicitation of proxies will be borne by Middlefield. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers, and regular employees of the bank may solicit proxies personally or by telephone without additional compensation.

Shareholder Communications

     The Board has provided the following process for shareholders to send communications to the Board of Directors and/or individual directors. If the concern relates to Middlefield’s financial statements, accounting practices, or internal controls, the concern should be submitted in writing to the chairman of the audit committee in care of Ms. Nancy C. Snow, Secretary, at Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062. If the concern relates to Middlefield’s governance practices, business ethics, or corporate conduct, the concern should be submitted in writing to the chairman of the corporate governance and nominating committee in care of Ms. Nancy C. Snow, Secretary, at the same address as above. If the shareholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of Ms. Nancy C. Snow, Secretary.

Information Available to Shareholders

     Our 2004 Annual Report has been mailed to persons who were shareholders as of the close of business on March 23, 2005. Additional copies may be obtained without charge by written request. Middlefield files periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains an Internet web site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

     If you and others who share your address own your shares in street name, your broker or other holder of record may be sending one copy only of the annual report and proxy statement to your address. Known as “householding,” this practice reduces Middlefield’s printing and postage costs. However, if you wish to receive a separate annual report or proxy statement in the future, you should contact your broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. Shareholders who share an address to which a single annual report or proxy statement is delivered may orally or in writing request a separate copy of the annual report or proxy statement. Middlefield will deliver the separate annual report or proxy statement promptly at your request.

     A copy of Middlefield Banc Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission but without exhibits, will be furnished without charge to shareholders upon written request to: Mr. Donald L. Stacy, Chief Financial Officer, Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062.

Appendix A

Middlefield Banc Corp.
Audit Committee of the Board of Directors

Audit Committee Charter

December 13, 2004

     1. Purpose. The Company’s Audit Committee is a committee consisting entirely of members of the Company’s board of directors. The Committee is established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of its financial statements. The Committee also will oversee the Company’s process for monitoring compliance with the Company’s policies, Codes of Conduct, and Code of Ethics for Financial Professionals. Unless in context references to the Company clearly mean Middlefield Banc Corp. alone, references to the Company generally shall be taken to include The Middlefield Banking Company and subsidiaries. Because Middlefield Banc Corp.’s principal activity consists currently of acting as holding company for The Middlefield Banking Company, which currently has no subsidiaries, oversight of the accounting and financial reporting processes of the Company and audits of its financial statements likewise consists principally — but not exclusively — of exercising oversight of the accounting and financial reporting processes of The Middlefield Banking Company and audits of its financial statements. References to independent auditors or independent auditor shall mean a registered public accounting firm registered with the Public Company Accounting Oversight Board established under Title I of the Sarbanes-Oxley Act of 2002.

     2. Membership and Qualification.

     Annual Election. The Committee members shall be elected annually by the board for terms of one year or until their successors are duly elected and qualified. The Committee may designate from among its members an individual who shall serve as Chairman of the Committee.

     At Least Three Members, All of Whom Shall Be Independent. The Committee shall consist of at least three directors, each of whom must be and remain independent. A Committee member shall not be considered independent if he or she fails to satisfy the standards of independence set forth in (a) section 10A(m)(3) of the Securities Exchange Act of 1934 (15 U.S.C. 78f(m)(3)), (b) Securities and Exchange Commission (SEC) Rule 10A-3(b) (17 CFR 240.10A-3(b)), and (c) Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (NASD), whether because he or she accepts consulting, advisory, or other compensatory fees from the Company or any subsidiary, or because he or she is an affiliated person of the Company or a subsidiary, or for other reasons under those laws. No member of the Committee may accept any consulting, advising, or other compensatory fee from the Company except for service on the board of directors or a committee or committees of the board.

     All Committee Members must Be Financially Literate, but May Not Serve on More than Three Audit Committees of Public Companies. Each member of the Committee must, in the judgment of the board, be financially literate and be able to read and understand the Company’s basic financial statements. Committee members shall not simultaneously serve on the audit committee of more than two other public companies.

     At Least One Audit Committee Member Should Be a Financial Expert. At least one member of the Committee should be an “audit committee financial expert,” as that term is defined in SEC rules (Regulation S-K Item 401(h)(2); 17 CFR 229.401(h)(2)). The board of directors shall decide whether a member of the Committee is an “audit committee financial expert.” If none of the independent directors on Middlefield Banc Corp.’s board of directors would qualify as an audit committee financial expert under SEC rules, the Committee shall nevertheless be properly constituted without such an expert. But in that case, the Company’s Form 10-K annual report or annual meeting proxy statement must disclose that the Company’s audit committee does not have an audit committee financial expert and it must disclose why it does not have such an expert.

     3. Meetings and Other Actions.

     Frequency of Meetings. The Committee shall meet after the end of each fiscal quarter but before the release of quarterly or annual earnings, and it shall review the proposed earnings release and related Form 8-K Item 2.02 disclosure. The Committee shall meet separately and at least as frequently as every quarter with management, with the Company’s internal auditors, and with the Company’s independent auditors. The Committee shall meet at such other times as it considers necessary to fulfill its responsibilities.

     Notice of Meetings and Conduct of Meetings. Meetings may be called by the Committee Chairman or by a majority of Committee members. All meetings and other actions of the Committee shall be according to the Company’s regulations, including provisions governing notice of meetings and waivers of notice, the number of Committee members required to take actions at meetings and by written consent, and other related matters. Unless contrary to the regulations, a majority of the members of the Committee shall constitute a quorum, and any act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee may request that members of management or representatives of the independent auditors be present at any Committee meeting.

     Committee Reports to the Board of Directors. Reports of meetings of and actions taken at meetings or by consent of the Committee since the most recent board meeting shall be made by the Committee Chairman or his or her delegate to the board at the time of or before the board’s next regularly scheduled meeting after the Committee meeting or action. The report shall be accompanied by any recommendations from the Committee to the board. In addition, the Committee Chairman or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

     The Committee Shall Not Delegate its Authority. Unless otherwise authorized by the board and except as may be allowed by this Audit Committee Charter, the Committee shall not delegate any of its authority to any subcommittee.

     4. Committee Authority and Responsibilities.

     (a) Internal Controls. In conjunction with management, the independent auditors, and the internal auditors, the Committee shall consider the adequacy of the Company’s financial reporting systems and business process controls at least as frequently as every quarter, discussing significant exposures and the actions management has taken to monitor and control exposures. The Committee shall also review any significant findings noted by the independent auditors or by the internal auditors in the course of their audits, as well as management responses.

     (b) Accounting and Financial Reporting Generally. In its general oversight of the Company’s financial reporting, the Committee shall —

     1) Evaluate Accounting and Financial Reporting Issues and New Pronouncements: evaluate significant accounting and reporting issues identified by management, the independent auditors, or the internal auditors or otherwise identified in the course of the Committee’s review of the Company’s financial statements and its discussions with auditors, including recent professional and regulatory pronouncements considered by the Company or auditors to be particularly relevant to the Company,

     2) Review Accounting and Financial Reporting Choices and Critical Accounting Policies: review with management and independent auditors management’s proposals regarding (a) new accounting pronouncements, (b) the adoption of or proposed changes in material accounting principles and practices employed in the preparation of the Company’s financial statements, (c) alternative principles and practices that could have been employed by the Company and the reasons for selecting the principles and practices employed, (d) the financial impacts of the principles and practices employed compared to those of the other alternatives available, and (e) the use of any “pro forma” or “adjusted” non-GAAP information, which must in the case of public disclosures comply with the SEC’s Regulation G (17 CFR 244.100 — 244.102) and in the case of filings with the SEC comply also with Regulation S-K (17 CFR 229.10, Item 10),

     3) Meet Quarterly in Private Sessions with and Solicit the Opinions of Independent and Internal Auditors: (a) meet at least quarterly in private sessions — without any other members of management being present — with independent auditors and with the Company’s internal auditors to discuss matters that the Committee or the auditors believe should be discussed, and (b) inquire of the independent and internal auditors whether they have any concerns about accounting or reporting risks or exposures, the quality of the Company’s accounting practices and whether the Company employs any aggressive accounting practices, any business transactions that could affect the fair presentation of the Company’s financial condition or results of operations, or any weaknesses in the Company’s internal control systems,

     4) Allow for Confidential Submission of Complaints: establish procedures for (a) the receipt, retention, and treatment of any complaints received by the Company regarding accounting, internal controls, or auditing matters, and (b) the confidential and anonymous submission by employees of the Company or subsidiaries of any concerns regarding questionable accounting or auditing matters, and

     5) Review the Chief Executive Officer’s and the Chief Financial Officer’s Certifications: review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

     (c) Annual Financial Statements. For the audit of the Company’s annual financial statements, the Committee shall —

     1) Consider the Audit Scope Before the Audit: review with the independent auditors the proposed audit scope and planning and staffing of the audit,

     2) Discuss Privately with the Independent Auditors the Results of the Audit: discuss privately with the independent auditors whether there have been any audit problems or difficulties and any related responses by management. The Committee shall discuss with the independent auditors (a) whether management has placed any restrictions on the scope of the independent auditors’ work or their access to information, (b) whether any accounting adjustments have been noted or proposed by the independent auditors but not adopted, and inquire whether there have been any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues raised in the Company’s audit, and (c) any “management” or “internal control” letters issued or proposed to be issued by the independent auditors to the Company, as well as any other material written communications between the independent auditors and management that the independent auditors or management brings to the Committee’s attention,

     3) Review the Audited Financial Statements and Management’s Discussion and Analysis Before Filing: meet with management, internal auditors, and the independent auditors to review the annual financial statements and related notes, as well as the related Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), before they are filed with the SEC or otherwise publicly released, and inquire whether the financial statements and related notes are prepared in accordance with U.S. generally accepted accounting principles (GAAP),

     4) Review Related-Party Transactions: review any material related party transaction that occurred in the most recent fiscal year, including the transaction’s business purpose, pricing, and fairness, and

     5) Prepare a Report of its Review for Public Disclosure: the Committee also shall make a recommendation to the board regarding inclusion of the financial statements, notes, and MD&A in the Company’s Annual Report on Form 10-K, and make such reports in the Company’s proxy statement or annual report of the Committee’s activities and evaluations as may be required by SEC rules (17 CFR 229.306, Regulation S-K Item 306; 17 CFR 240.14a-101, Schedule 14A Item 7(d)(3)(i)).

     (d) Interim Financial Statements. For interim financial statements, the Committee shall (1) meet with management, internal auditors, and the independent auditors to review the interim financial statements and related notes, as well as the related MD&A, before filing, and inquire whether the financial statements and notes are prepared in accordance with GAAP, and (2) confirm that the Company’s interim financial statements and related notes included in Form 10-Q have been reviewed by the Company’s independent auditors using professional standards and procedures for conducting such reviews, as established by GAAP and consistent with SEC rules (Regulation S-X Rule 10-01(d), 17 CFR 210.10-01(d)).

     (e) Compliance with Laws and Regulations Relating to Financial Reporting and Tax Matters. In its oversight of the Company’s compliance with laws and regulations, the Committee shall review periodically the Company’s procedures for monitoring compliance with laws and regulations. The Committee shall consider and discuss significant findings of reviews or examinations of the Company or its subsidiaries by regulatory agencies, such as the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions, the SEC, and the NASD.

     (f) Compliance Oversight and Approval of Related Party Transactions. The Committee shall -

•	discuss with management and the internal auditors the Company’s processes regarding compliance with applicable laws and with the Company’s code of business ethics and conduct,

•	obtain reports from management, the Company’s chief internal auditor, and the independent auditors regarding compliance by the Company with applicable legal requirements (including suspicious activity reports and regulatory examination reports), and with the Company’s Code of Conduct and Code of Ethics for Financial Professionals,

•	from time to time advise the board of directors with respect to the same, and

•	obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Securities Exchange Act of 1934.

The Committee shall be responsible for evaluating and deciding whether to approve related party transactions, including any transaction of the kind required by the SEC’s Regulation S-K, Item 404, to be disclosed.

     (g) Internal Auditors. In its oversight of the internal audit function, the Committee shall —

     1) Consider the Adequacy of the Company’s Internal Audit Function and Review Significant Management Reports: whether the internal auditing function is performed by internal auditing staff employed by the Company or by an outside auditing firm, ensure that internal audits are performed on a regular basis, including appropriate review and approval of the Company’s internal transactions and accounting, and periodically consider the responsibilities, budget, and staffing of the Company’s internal audit function and whether the internal audit department has sufficient resources to carry out its responsibilities. The Committee shall review significant reports to management prepared by the internal auditing function, as well as management’s responses,

     2) Annually Review the Internal Audit Plan: annually review the internal audit plan and its scope, and

     3) Have Veto Authority over Important Internal Audit Personnel Changes: exercise veto authority over the appointment, replacement, reassignment, or dismissal of the chief internal auditor (or outside auditing firm, which may not be the Company’s independent auditors) having primary responsibility for the Company’s internal auditing function.

     (h) Independent Auditors. In its oversight of the Company’s independent auditors, the Committee shall —

     1) Exclusive Authority over Engagement of the Company’s Independent Auditors: have exclusive authority (subject, if applicable, to shareholder ratification) over the appointment, compensation, retention, and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services, including resolution of any disagreements between management and the independent auditors regarding financial reporting. The independent auditors may not provide the non-audit services described in section 10A(g) of the Securities Exchange Act of 1934 or that are inconsistent with the auditors’ independence under the SEC’s Rule 10A-2 or the SEC’s Regulation S-X, Rule 2-01(b). The independent auditors may provide other non-audit services, including tax services, if and only if approved in advance by the Committee. The independent auditors shall report directly to the Committee. The Committee may delegate to a subcommittee consisting of one or more of its members the authority to approve audit and non-audit services, provided that decisions of the subcommittee are presented to the full Committee for action at its next meeting,

     2) Auditor Independence: (a) obtain and review, at least annually, a written report from the independent auditors that describes all relationships between the independent auditors and the Company, including the amount and nature of all related compensation and (b) discuss with the independent auditors the impact on the auditors’ objectivity and independence of any disclosed relationships as required by professional standards. The Committee shall evaluate the qualifications, performance, and independence of the independent auditors, including considering whether the auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the board,

     3) Independent Auditor’s Internal Reviews, Peer Reviews, and Investigations: obtain and review a report from the independent auditors at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning an independent audit carried out by the firm, and (c) any steps taken to deal with any those issues,

     4) Independent Auditor Rotation: review and evaluate the lead (or coordinating) partner of the independent auditors and confirm that the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for review of the audit complies with section 10A(j) of the Securities Exchange Act of 1934. The Committee shall consider whether it is appropriate to implement a policy of rotating the independent auditing firm on a regular basis to ensure continuing auditor independence, and

     5) Veto Authority Over the Hiring of Former Independent Auditor Personnel: exercise veto authority over a proposal of the Company or any of its subsidiaries to employ anyone who has served as a member of the independent auditors’ audit team assigned to the Company’s audit within the previous year.

     (i) Other Responsibilities. The Committee also shall —

     1) Assess the Company’s Financial Exposure: without superseding the authority of any other board committee having primary oversight authority, review and discuss with management and internal auditors, and as appropriate with independent auditors, the Company’s policies and practices for risk assessment and risk management, including the Company’s major financial risk exposures, the effect of off-balance sheet structures on the Company’s financial statements, steps taken by management to monitor and control exposures, and the Company’s litigation management and insurance management processes,

     2) Monitor Litigation and Special Investigations: monitor major litigation and significant internal or external special investigations, and if deemed appropriate initiate special investigations into matters within the Committee’s scope of responsibilities or as delegated by the board of directors, and perform other oversight functions as requested by the full board, and

     3) Conduct an Annual Self-Evaluation and an Assessment of this Charter: perform an annual self-evaluation, annually reassess the adequacy of the Audit Committee Charter, and if appropriate propose changes in the Charter to the board.

     5. Funding and Resources. The Company shall provide to the Committee appropriate funding, as determined by the Committee, for payment of (a) compensation of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, (b) compensation of any advisers employed by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties. In addition to the Committee’s exclusive authority to engage the Company’s independent auditors, the Committee shall have the right to engage its own independent accounting experts, lawyers, and other consultants to assist and advise the Committee in the discharge of its responsibilities, as the Committee considers necessary.

     6. The Role of the Audit Committee is Limited. Although the powers and responsibilities of the Committee set forth in this Charter are extensive, it is not the Committee’s duty to plan or conduct audits, to determine that the Company’s financial statements and disclosures are complete and accurate, or to determine that the Company’s financial statements are prepared in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Likewise, it is the duty of management to ensure compliance with laws and compliance with the Company’s code of business ethics and conduct.

Proxy Solicited by the Board of Directors
Annual Meeting of Shareholders
Middlefield Banc Corp.

          The undersigned shareholder of Middlefield Banc Corp. hereby constitutes and appoints George F. Hasman and Donald D. Hunter, and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of Middlefield Banc Corp. to be held on May 11, 2005, and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Annual Meeting:

Withhold Vote For
First Proposal — Election of Directors	For Nominee	Nominee

To elect the four nominees identified below as directors for a term of three yeas and until their successors are elected and qualified	☐	☐

Instruction: To withhold your vote for any individual nominee, strike a line through the nominee’s name: Frances H. Frank Thomas C. Halstead James J. McCaskey Donald E. Villers

Second Proposal — Amendment of Articles of Incorporation	For	Against	Abstain

To approve amending the Second Amended and Restated Articles of Incorporation to increase the number of authorized shares from 5,000,000 to 10,000,000 shares	☐	☐	☐

Third Proposal — Ratification of Independent Auditor	For	Against	Abstain

To ratify the appointment of S.R. Snodgrass, A.C. as independent auditor for the fiscal year ending December 31, 2005	☐	☐	☐

          The Board recommends a vote FOR the First Proposal regarding election of the identified nominees, FOR the Second Proposal to amend the Second Amended and Restated Articles of Incorporation to increase the number of authorized shares, and FOR the Third Proposal ratifying the appointment of S.R. Snodgrass, A.C. as the independent auditor.

          The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted “FOR” election of the nominees identified above, “FOR” amendment of the Second Amended and Restated Articles of Incorporation, and “FOR” ratification of the independent auditor. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The Board knows of no other business to be presented at the meeting.

          The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of Notice of the Meeting, a Proxy Statement, and Annual Report.

Dated: , 2005	Signature

Signature
(Please sign exactly as your name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person (general partner).)

Please mark, sign, date and return this proxy promptly using the postage-paid, self-addressed envelope provided.